Exhibit 99.1

FLIR Systems Completes Acquisition of Point Grey Research, Inc.

Acquisition Expands FLIR’s Presence in Machine Vision, Intelligent Imaging for Retail Analytics, and Visible Spectrum Camera Solutions.

WILSONVILLE, OR, November 4, 2016 – FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has successfully completed its previously announced acquisition of the business of Point Grey Research Inc., for an aggregate purchase price of $259 million in cash, or an enterprise value of $256 million excluding Point Grey’s closing cash balance.

Founded in 1997 and based in Richmond, British Columbia, Point Grey is a global leader in the development of advanced visible imaging cameras and solutions that are used in industrial automation systems, medical diagnostic equipment, people counting systems, intelligent traffic systems, military and defense products, and advanced mapping systems. Point Grey designs, manufactures, and distributes its cameras and related software to a global base of customers that build systems for improving the efficiency, quality, analysis, and safety of a wide range of processes and products.

“The acquisition of Point Grey provides us a strong, proven, and profitable platform from which to integrate thermal technology into the underpenetrated industrial vision and people counting markets,” said Andy Teich, President and CEO of FLIR. “We are pleased to have the Point Grey team join FLIR and we look forward to working with them to innovate advanced intelligent imaging solutions for the customers in the machine vision space.”

The business will be known as the Integrated Imaging Solutions line of business operating within FLIR’s OEM and Emerging segment. FLIR anticipates the business and related transaction costs will be approximately $0.01 dilutive to its 2016 earnings per share and accretive for 2017.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR’s advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. For more information, go to FLIR’s web site at www.FLIR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: the expected benefits of FLIR’s acquisition of the assets of Point Grey and the expected effects on FLIR’s consolidated financial results and business performance following the acquisition. Such statements are based on current expectations, estimates, and projections based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of FLIR to integrate the new business and products into its business, the retention of existing customers, suppliers, partners, and employees of Point Grey, the adoption by new and existing customers of the new product offering, and other risks discussed from time to time in FLIR’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact

Tim McDowd

503-498-3146

tim.mcdowd@flir.com

Investor Relations

Shane Harrison

503-498-3547

shane.harrison@flir.com